For Immediate Release

ACCEPTANCE INSURANCE COMPANIES INC.
SETS CONFERENCE CALL ON YEAR-END RESULTS

(Omaha, Nebraska, January 22, 2002). Acceptance Insurance Companies Inc. (NYSE: AIF) announced today that it will hold a conference call for all interested parties to discuss its 2001 year-end results at 9:30 a.m. (Central) Friday, February 1, 2002. The Company will release its results before the market opens on Friday, February 1, 2002.

Interested parties may access the Company's conference call at 212.346.6455 five minutes before the call to insure timely participation.

PostView is available from 11:30 a.m. (Central) February 1 to 11:30 a.m. (Central) February 2. To access PostView, dial 800.633.8284 or 858.812.6440 and enter reservation number 20281284.

Acceptance Insurance Companies Inc. is an insurance holding company providing agricultural risk management products and services throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

John E. Martin
President and Chief Executive Officer
Acceptance Insurance Companies Inc.
800.999.7475

Dwayne D. Hallman
Chief Financial Officer
Acceptance Insurance Companies Inc.
800.999.7475